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                                                                       EXHIBIT 5
                                    June 4, 1999

Pacific Century Financial Corporation
130 Merchant Street
Honolulu, Hawaii 96813

Ladies and Gentlemen:

     We have acted as counsel to Pacific Century Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an additional 5,900,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, to be issued pursuant to options granted or to be granted under the Company's Stock Option Plan of 1994, as amended (the "Plan").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, (ii) the By-Laws of the Company, (iii) a good standing certificate for the Company dated as of a recent date from the State of Delaware, (iv) the Plan, and (v) such other documents, records, certificates, and other instruments of the Company as in our judgment are necessary or appropriate for purposes of the opinion hereinafter expressed.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares, when issued in accordance with the terms of the options and the Plan and for consideration not less than par value per Share, will be duly authorized, validly issued, fully paid, and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of Hawaii, and we express no opinion as to any law other than the General Corporation Law of the State of Delaware.


                                          2.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        CARLSMITH BALL

                                        By    /s/  Steven M. Egesdal
                                           ------------------------------------
                                           Its Partner


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